INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Pure Steel Custom Cycles, Inc. (an Arizona corporation) Form SB-2 of our report dated August 7, 2000 on the financial statements of Pure Steel Custom Cycles, Inc. appearing in the prospectus, which is part of such registration statement. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/Sapp & Sapp, P.C.
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Sapp & Sapp, P.C.

Phoenix, Arizona


March 23, 2001